Exhibit 10.3

ASSIGNMENT OF INTELLECTUAL PROPERTY

This ASSIGNMENT OF INTELLECTUAL PROPERTY, dated as of January 29, 2024 (this “IP Assignment Agreement”), is made and entered into by and between FIRST HEALTH FL LLC, a Delaware limited liability company (“Assignee”), and CEAUTAMED WORLDWIDE, LLC, a Florida limited liability company (“Ceautamed”), WELLNESS WATCHERS GLOBAL, LLC, a Florida limited liability company (“WWG”), and GREENS FIRST FEMALE, LLC, a Florida limited liability company (“GFF”; each of Ceautamed, WWG and GFF are referred to individually as an “Assignor” and collectively as the “Assignors”), pursuant to and in accordance with that certain Asset Purchase Agreement dated as of January 29, 2024 (the “Agreement”) by and among the Assignee, the Assignors and Smart for Life, Inc., which Agreement provides, among other things, for the purchase and sale of the Purchased Assets by Assignee and the assumption of the Assumed Liabilities by Assignee. All capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises set forth below, Assignee and Assignors hereby agree as follows:

1. Upon the terms and subject to the conditions of the Agreement, Assignors hereby sell, assign, transfer and convey to Assignee, and Assignee hereby purchases and accepts from Assignors, all of their right, title and interest in and to all of Assignors’ Proprietary Rights (collectively, the “Purchased IP”), including all of Assignors’ right, title and interest in and to (1) those Proprietary Rights set forth on Exhibit A (including all internet domain names, including those identified in Exhibit A, and all other source or business identifiers and general intangibles of a like nature, and their respective content, together with any rights and obligations, and any and all goodwill associated therewith, and grants Assignee full ownership rights to and for such, including the ability to remove any Assignor as an owner and/or administrator of such domain names, all registrations and applications for any of the foregoing, renewals and extensions thereof, the ongoing and existing business of any Assignor to which the domain names pertain (the “Purchased Domain Names”); (2) the trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, service names, brand names, including the trademarks, trademark registrations and trademark applications identified in Exhibit A, all registrations and applications for any of the foregoing, renewals and extensions thereof, the ongoing and existing business of any Assignor to which they pertain, all goodwill associated with any of the foregoing, and any other trademark, service mark or trade dress confusingly similar to any of the foregoing (the “Purchased Trademarks”) and (3) any licenses granted to any Assignor and used in connection with the operation of the Business identified in Exhibit A, and including all of the goodwill of the business associated with the use of and/or symbolized by such Purchased IP, along with all claims for damages by reason of past, present and future infringement of the rights assigned under this IP Assignment Agreement, with the right to sue for and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns and other legal representatives, as fully and entirely as if the same would have been held and enjoyed by Assignors if this transfer to Assignee had not been made.

2. The Assignors authorize and request the Commissioner of Patents and Trademarks of the United States, and the corresponding entities or agencies in any applicable foreign jurisdictions, whose duty is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to the Assignee and to record the Assignee as owner of the Purchased Trademarks, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of the Assignee, its successors, assigns or other legal representatives.

3. At Assignee’s sole expense, Assignors shall promptly execute, acknowledge, and deliver any applications, assignments or other instruments that Assignee may reasonably request in order to (i) obtain trademark or copyright registration or patents in the United States or in any foreign country, or otherwise to protect the Assignee’s right, title and interest in and to the Purchased IP; or (ii) evidence, protect or perfect Assignee’s ownership of the Purchased IP. Without limiting the generality of the foregoing, Assignors covenant to cooperate with, and to transmit any electronic mail messages required by, the applicable registrar for the Purchased Domain Names to transfer the assignment of the Purchased Domain Names from Assignors to Assignee, in accordance with the applicable registrar’s procedures and policies. For clarity, each Assignor does hereby instruct, authorize, and direct any and all registrars thereof to transfer the Purchased Domain Names to an account as directed by Assignee and to record Assignee as the assignee and owner of the Purchased Domain Names. Each Assignor agrees to cooperate with Assignee and to follow Assignee’s reasonable instructions in order to effectuate the transfer of the Purchased Domain Name registrations and the other Purchased IP in a timely manner, and Assignors or Assignee are hereby expressly permitted and authorized to provide a copy of this IP Assignment Agreement to any such registrar or intellectual property filing or recordation office as necessary to accomplish such transfer. Each Assignor further agrees that within five (5) business days after the parties execute this IP Assignment Agreement, such Assignor shall commence transfer of ownership of the Purchased Domain Names to Assignee in accordance with the on-line procedures provided by the applicable registrar of the Purchased Domain Names.

4. To the extent any provision hereof conflicts with any provision in the Agreement, the terms of the Agreement shall prevail.

5. This IP Assignment Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

6. This IP Assignment Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed therein without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Florida.

IN WITNESS WHEREOF, this Assignment of Intellectual Property has been executed by the parties hereto as of the date first above written.

ASSIGNORS:

CEAUTAMED WORLDWIDE, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
	Name:	Alfonso J. Cervantes, Jr.
	Title:	Executive Chairman

GREENS FIRST FEMALE, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
	Name:	Alfonso J. Cervantes, Jr.
	Title:	Executive Chairman

WELLNESS WATCHERS GLOBAL, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
	Name:	Alfonso J. Cervantes, Jr.
	Title:	Executive Chairman

ASSIGNEE:

FIRST HEALTH, LLC

By:	/s/ Joseph X. Xiras
	Name:	Joseph X. Xiras
	Title:	Member

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